UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2015

Azure Midstream Partners, LP

(Exact name of Registrant as specified in its charter)

Delaware	001-36018	46-2627595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12377 Merit Drive, Suite 300

Dallas, Texas 75251

(Address of principal executive offices) (Zip Code)

(972) 674-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Contribution Agreement for East Texas Gathering System

On August 6, 2015, Azure Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), entered into a contribution agreement (the “Contribution Agreement”) with Azure Midstream Energy LLC, a Delaware limited liability company (“AME”), which is the sole member of Azure Midstream Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”). Pursuant to the Contribution Agreement, AME contributed 100% of the outstanding membership interests in Azure ETG, LLC, a Delaware limited liability company (“ETG”) that owns and operates the East Texas gathering system (the “ETG System”), to the Partnership in exchange for the consideration described below. The closing of the transactions contemplated by the Contribution Agreement occurred simultaneously with the execution of the Contribution Agreement. The Contribution Agreement contains customary representations and warranties, indemnification obligations and covenants by the parties, and provides that the Partnership’s acquisition of ETG was effective on July 1, 2015.

The following transactions took place pursuant to the Contribution Agreement:

•	As consideration for the membership interests of ETG, the Partnership paid AME $80,000,000 in cash and issued 255,319 common units representing limited partner interests in the Partnership (“Common Units”) to AME.

•	The Partnership entered into a gas gathering agreement (the “Gas Gathering Agreement”) with TGG Pipeline, Ltd., an indirect subsidiary of AME (“TGG”), as discussed below.

The ETG System includes approximately 250 miles of gathering pipelines, three treating plants, 10MMcf/d of processing capacity and four interconnections with major interstate pipelines providing 1.75 Bcf per day of access to downstream markets. A total of 336,000 gross acres in the Haynesville Shale and Bossier Shale formations are dedicated to the ETG System under 23 long-term producer contracts.

The Partnership financed the cash consideration paid for ETG with an $80,000,000 draw from its credit facility.

The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.

Gas Gathering Agreement

Pursuant to the terms of the Gas Gathering Agreement, the Partnership agreed to provide gathering services to TGG on a priority basis for quantities of gas designated by TGG as set forth therein. AME has guaranteed TGG’s obligations under the Gas Gathering Agreement.

The foregoing description of the Gas Gathering Agreement is not complete and is qualified in its entirety by reference to the full text of the Gas Gathering Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the execution of the Contribution Agreement, the Partnership, on August 6, 2015, issued 255,319 Common Units to AME in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

As of the date of filing of this current report on Form 8-K, it is impracticable for us to provide the financial statements required by this Item 9.01(a). In accordance with Item 9.01(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 71 days after the date this initial report was required to be filed.

(b) Pro Forma Financial Information

As of the date of filing of this current report on Form 8-K, it is impracticable for us to provide the financial information required by this Item 9.01(b). In accordance with Item 9.01(b)(2) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than 71 days after the date this initial report was required to be filed.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

10.1†	Contribution Agreement, dated as of August 6, 2015 by and between Azure Midstream Energy LLC and Azure Midstream Partners, LP.

10.2	Gas Gathering Agreement dated as of August 6, 2015 by and between Azure ETG, LLC and TGG Pipeline, Ltd.

†	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. In addition, Exhibit B-3 and Exhibit B-4 to this agreement, each containing information generally included in schedules to such an agreement, have not been filed herewith. The Company will furnish copies of such exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Azure Midstream Partners, LP

	By:	Azure Midstream Partners GP, LLC, its general partner

Date: August 12, 2015

/s/ Eric. T. Kalamaras
	Name:	Eric. T. Kalamaras
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

10.1†	Contribution Agreement, dated August 6, 2015 by and between Azure Midstream Energy LLC and Azure Midstream Partners, LP.

10.2	Gas Gathering Agreement dated as of August 6, 2015 by and between Azure ETG, LLC and TGG Pipeline, Ltd.

†	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. In addition, Exhibit B-3 and Exhibit B-4 to this agreement, each containing information generally included in schedules to such an agreement, have not been filed herewith. The Company will furnish copies of such exhibits and schedules to the Securities and Exchange Commission upon request.